UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2023

ENVIROTECH VEHICLES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38078	46-0774222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1425 Ohlendorf Road
Osceola, AR 72370
(Address of principal executive offices) (Zip Code)

(951) 407-9860
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.00001 par value	EVTV	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(1)	Resignation of Independent Registered Public Accounting Firm

On August 8, 2023, MaloneBailey LLP (“MaloneBailey”), the independent registered public accounting firm of Envirotech Vehicles, Inc., a Delaware corporation (the “Company”), notified the Company of its decision to resign as the independent registered public accounting firm of the Company.

MaloneBailey’s report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2021 did not contain any adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. As previously disclosed in the Notification of Late Filing on Form 12b-25 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 29, 2023, the Company was unable to file, without unreasonable effort and expense, its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 because it needed additional time to complete its final review of its financial statements and other disclosures in the Form 10-K. MaloneBailey did not complete its audit procedures for the Form 10-K for the fiscal year ended December 31, 2022 and did not provide any report on the financial statements for the fiscal year ended December 31, 2022. As previously disclosed in the Company’s Current Report on Form 8-K filed on April 4, 2023, the Company identified accounting errors in its previously filed Quarterly Reports during the year ended December 31, 2022. As a result of this determination, the Audit Committee engaged legal counsel to conduct a review of the events leading to these accounting errors, which review was completed in July. The review noted while there were deficiencies in certain of the Company’s internal controls and procedures that contributed to the accounting errors, the accounting errors were not the result of any intent to deceive or deliberate misconduct. The Audit Committee supported recommendations to improve the Company’s internal controls and processes. MaloneBailey was presented the findings of the review and had an opportunity to ask questions about the process and the findings. After additional deliberation, MaloneBailey notified the Company that it was resigning as the Company’s independent registered public accounting firm.

During the Company’s fiscal years ended December 31, 2022 and 2021 and through August 8, 2023, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MaloneBailey, would have caused MaloneBailey to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years.

Except as described in the second paragraph above, for the fiscal years ended December 31, 2022 and 2021 and through August 8, 2023, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided MaloneBailey with a copy of the disclosures required by Item 304(a) of Regulation S-K contained in this Current Report on Form 8-K and has requested that MaloneBailey furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether MaloneBailey agrees with the statements made by the Company in this Current Report on Form 8-K and, if not, stating the respects in which it does not agree. A copy of MaloneBailey’s letter, dated August 11, 2023, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(2)	Appointment of Independent Registered Public Accounting Firm

On August 10, 2023, the Company engaged Barton CPA (“Barton”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements and to review the Company’s quarterly consolidated financial statements.

During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through June 30, 2023, neither the Company nor anyone on its behalf consulted with Barton regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Barton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document
16.1	Letter of MaloneBailey, LLP, dated August 11, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIROTECH VEHICLES, INC.

Dated: August 11, 2023	By:	/s/Douglas M. Campoli
Douglas M. Campoli
Chief Financial Officer and Treasurer